UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 21, 2014

Kansas City Life Insurance Company
(Exact name of registrant as specified in its charter)

Missouri (State or other jurisdiction of incorporation)	001-33348 (Commission File Number)	44-0308260 (I.R.S. Employer Identification No.)

3520 Broadway
Kansas City, Missouri 64111-2565
(Address of principal executive office)(Zip Code)

(816) 753-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On July 21, 2014, Kansas City Life Insurance Company (the “Company”) issued a press release announcing the sale of certain assets of Sunset Financial Services, Inc., a wholly-owned subsidiary of the Company, to Securities America Financial Corporation.  The sale is subject to approval by FINRA, but is expected to close during 2014 if approval is granted.  As a result of the sale, the Company expects to record a gain on sale of assets, net of taxes and transaction expenses, of up to $2.0 million, or $0.18 per share based on the number of shares outstanding as of March 31, 2014.

Certain statements made in this report include “forward-looking statements” that fall within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statement that may predict, forecast, indicate or imply future results, performance, or achievements rather than historical facts and may contain words like “believe,” “expect,” “estimate,” “project,” “forecast,” “anticipate,” “plan,” “will,” “shall,” and other words, phrases, or expressions with similar meaning.

Actual results may differ materially from those included in the forward-looking statements as a result of risks and uncertainties. Those risks and uncertainties include, but are not limited to, the risk factors listed in Item 1A. Risk Factors as filed in the Company's 2013 Form 10-K. For additional information, please refer to the Overview included in Management's Discussion and Analysis of Financial Condition and Results of Operations in the Company's 2013 Form 10-K.

The Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 21, 2014 issued by Kansas City Life Insurance Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KANSAS CITY LIFE INSURANCE COMPANY
(Registrant)

Date:	July 21, 2014	By:	/s/ A. Craig Mason, Jr.
A. Craig Mason Jr.
Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit	Description
99.1	Press Release dated July 21, 2014 issued by Kansas City Life Insurance Company